For further information contact:
John W. Bordelon, Chairman of the Board and CEO
(337) 237-1960

Release Date:	October 19, 2026
For Immediate Release

HOME BANCORP, INC. ANNOUNCES 2026 THIRD QUARTER RESULTS
AND DECLARES QUARTERLY DIVIDEND

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the third quarter of 2026. For the quarter, the Company reported net income of $10.1 million, or $1.28 per diluted common share (“diluted EPS”), down $1.5 million from $11.6 million, or $1.48 diluted EPS, for the second quarter of 2026.

“Quarterly results demonstrated the resilience of our core earnings, with net interest income holding essentially stable despite credit related interest reversals and continued deposit pricing pressure,” said John W. Bordelon, Chief Executive Officer of the Company and the Bank. “Although net interest margin declined five basis points to 4.19%, disciplined balance sheet management partially offset the impact of loans moving to nonaccrual status and higher funding cost. We remain focused on protecting capital, preserving liquidity and deploying resources in ways that support sustainable earnings and long-term shareholder value.”

“We moved promptly to recognize and address emerging credit issues during the quarter,” said Darren E. Guidry, President of the Company and the Bank. “Six loan relationships totaling $19.5 million were placed on nonaccrual status, increasing criticized and nonperforming loans. Based on our current assessment, we do not anticipate sizable losses from these relationships. Our priorities remain disciplined underwriting, active portfolio management and measured balance sheet growth that produces appropriate risk adjusted returns.”

Third Quarter 2026 Highlights

~~•~~Loans totaled $2.8 billion at September 30, 2026, down $4.0 million, or less than 1% (a decrease of 1% on an annualized basis), from June 30, 2026.

•Deposits totaled $3.1 billion at September 30, 2026, down $15.4 million, or 0.5% (a decrease of 2% on an annualized basis), from June 30, 2026. Core deposits decreased $28.3 million, or 1.2% (a decrease of 5% on an annualized basis), during the third quarter of 2026 to $2.3 billion.

~~•~~Net interest income in the third quarter of 2026 totaled $35.9 million, up $110,000, or less than 1%, from the prior quarter.

•The net interest margin ("NIM") was 4.19% in the third quarter of 2026 compared to 4.24% in the second quarter of 2026. Credit related interest reversals and higher deposit costs were the primary headwinds, while higher interest-earning asset yields and funding mix provided partial offsets. Net interest income remained essentially stable at $35.9 million, demonstrating the earnings benefit of active balance sheet management.

•Nonperforming assets totaled $53.7 million, or 1.49% of total assets, at September 30, 2026, compared to $39.2 million, or 1.09% of total assets, at June 30, 2026. The increase in nonperforming assets is primarily due to six loan relationships totaling $19.5 million which were moved to nonaccrual status, partially offset by payoffs and paydowns during the third quarter of 2026.

•The Company recorded a $1.0 million provision to the allowance for loan losses in the third quarter of 2026, compared to a $762,000 provision in the second quarter of 2026. The increase primarily reflected higher reserves on individually analyzed loans, partially offset by the reduction in total loans.

Loans

Loans totaled $2.8 billion at September 30, 2026, down $4.0 million, or less than 1%, from June 30, 2026. The following table summarizes the changes in the Company’s loan portfolio, net of unearned income, from June 30, 2026 through September 30, 2026.

(dollars in thousands)	9/30/2026	6/30/2026	Increase (Decrease)
Real estate loans:
One- to four-family first mortgage	$469,700	$475,602	$(5,902)	(1)%
Home equity loans and lines	91,279	90,529	750	1
Commercial real estate	1,224,277	1,215,828	8,449	1
Construction and land	303,735	323,541	(19,806)	(6)
Multi-family residential	194,134	197,624	(3,490)	(2)
Total real estate loans	2,283,125	2,303,124	(19,999)	(1)
Other loans:
Commercial and industrial	462,665	446,352	16,313	4
Consumer	29,074	29,414	(340)	(1)
Total other loans	491,739	475,766	15,973	3
Total loans	$2,774,864	$2,778,890	$(4,026)	—%

The average loan yield was 6.40% for the third quarter of 2026, down 6 basis points from the second quarter of 2026. Loans transferred to nonaccrual status and related interest income reversals of approximately $862,000 reduced the quarterly loan yield by approximately 12 basis points. Loan pricing and portfolio mix recaptured approximately half of that pressure, limiting the reported decline to six basis points and supporting stable net interest income.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”) totaled $53.7 million, or 1.49% of total assets, at September 30, 2026, up $14.5 million, or 37%, from $39.2 million, or 1.09% of total assets, at June 30, 2026. The increase in NPAs during the third quarter of 2026 was primarily due to six loan relationships totaling $19.5 million placed on nonaccrual during the third quarter, partially offset by payoffs and paydowns. Management’s timely recognition of these credits and ongoing workout efforts are intended to contain loss exposure. During the third quarter of 2026, the Company recorded net loan charge-offs of $586,000, compared to net loan charge-offs of $448,000 during the second quarter of 2026.

The Company provisioned $1.0 million to the allowance for loan losses in the third quarter of 2026. At September 30, 2026, the allowance for loan losses totaled $34.4 million, or 1.24% of total loans, compared to $34.0 million, or 1.22% of total loans, at June 30, 2026. Provisions to the allowance for loan losses are based upon, among other factors, our estimation of current expected losses in our loan portfolio, which we evaluate on a quarterly basis. Changes in expected losses consider various factors including the changing economic activity, borrower specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

The following tables present the Company’s loan portfolio by credit quality classification as of September 30, 2026 and June 30, 2026.

	September 30, 2026
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$462,451	$—	$7,249	$469,700
Home equity loans and lines	90,766	—	513	91,279
Commercial real estate	1,170,731	14,422	39,124	1,224,277
Construction and land	288,674	1,814	13,247	303,735
Multi-family residential	191,842	1,304	988	194,134
Commercial and industrial	436,301	4,643	21,721	462,665
Consumer	29,055	—	19	29,074
Total	$2,669,820	$22,183	$82,861	$2,774,864

	June 30, 2026
(dollars in thousands)	Pass	Special Mention	Substandard	Total
One- to four-family first mortgage	$468,132	$—	$7,470	$475,602
Home equity loans and lines	89,820	—	709	90,529
Commercial real estate	1,162,045	19,973	33,810	1,215,828
Construction and land	314,811	1,826	6,904	323,541
Multi-family residential	194,864	1,166	1,594	197,624
Commercial and industrial	424,029	3,946	18,377	446,352
Consumer	29,389	—	25	29,414
Total	$2,683,090	$26,911	$68,889	$2,778,890

Investment Securities

The Company's investment securities portfolio totaled $415.6 million at September 30, 2026, an increase of $6.5 million, or 2%, from June 30, 2026. At September 30, 2026, the Company had a net unrealized loss position on its investment securities of $36.5 million, compared to a net unrealized loss of $25.0 million at June 30, 2026. The Company’s investment securities portfolio had an effective duration of 3.6 years and 3.4 years at September 30, 2026 and June 30, 2026, respectively. During the third quarter of 2026, the Company made securities purchases of $40.7 million, compared to $39.3 million during the second quarter of 2026. The Company had no securities sales during the third quarter of 2026 and second quarter of 2026.

The following table summarizes the composition of the Company's investment securities portfolio at September 30, 2026.

(dollars in thousands)	Amortized Cost	Fair Value
Available for sale:
U.S. agency mortgage-backed	$341,618	$314,724
Collateralized mortgage obligations	43,090	41,813
Municipal bonds	52,703	45,116
U.S. government agency	9,636	8,942
Corporate bonds	5,000	5,000
Total available for sale	$452,047	$415,595

Approximately 31% of the investment securities portfolio was pledged as of September 30, 2026 to secure public deposits and the discount window with the Federal Reserve. As of September 30, 2026 and June 30, 2026, the Company had $129.6 million and $139.9 million, respectively, of securities pledged to secure public deposits, and $572,000 and none, respectively, pledged to the Federal Reserve discount window.

Deposits

Total deposits were $3.1 billion at September 30, 2026, down $15.4 million, or less than 1%, from June 30, 2026. Core deposits or non-maturity deposits decreased $28.3 million, or 1%, during the third quarter of 2026 to $2.3 billion. The following table summarizes the changes in the Company’s deposits from June 30, 2026 to September 30, 2026.

(dollars in thousands)	9/30/2026	6/30/2026	Increase (Decrease)
Demand deposits	$827,696	$835,118	$(7,422)	(1)%
Savings	192,180	197,412	(5,232)	(3)
Money market	585,742	571,474	14,268	2
NOW	697,892	727,839	(29,947)	(4)
Certificates of deposit	749,990	737,040	12,950	2
Total deposits	$3,053,500	$3,068,883	$(15,383)	(1)%

The average rate on interest-bearing deposits increased 5 basis points from 2.28% for the second quarter of 2026 to 2.33% for the third quarter of 2026. At September 30, 2026, certificates of deposit maturing within the next 12 months totaled $729.4 million, or 97%, of total certificates of deposit.

The total amounts of our uninsured deposits (deposits in excess of $250,000, as calculated in accordance with FDIC regulations) were $933.7 million at September 30, 2026 and $959.4 million at June 30, 2026. Public funds in excess of the FDIC insurance limits are fully collateralized.

Net Interest Income

Net interest income increased $110,000 to $35.9 million in the third quarter, even as NIM decreased 5 basis points from 4.24% for the second quarter of 2026 to 4.19% for the third quarter of 2026. The margin decline was primarily due to lower loan yields following the transfer of loans to nonaccrual status, which resulted in approximately $862,000 of interest income reversals, and an increase in funding cost for average interest-bearing liabilities during the quarter.

The average cost of interest-bearing deposits increased by 5 basis points in the third quarter of 2026 compared to the second quarter of 2026. The increase in deposit costs reflects increases in deposit rates to remain competitive in the market.

Average other interest-earning assets were $150.9 million for the third quarter of 2026, down $7.3 million, or 5%, from the second quarter of 2026, primarily due to a decrease in the average balance of cash and cash equivalents.

Loan accretion income from acquired loans totaled $187,000 for the third quarter of 2026, down $14,000, or 7%, from the second quarter of 2026.

Noninterest Income

Noninterest income for the third quarter of 2026 totaled $4.2 million, up $282,000, or 7%, from the second quarter of 2026. The increase was related primarily to other income (up $190,000) and service fees and charges (up $105,000), which were partially offset by a decrease in gain on sale of loans, net (down $75,000), for the third quarter of 2026 compared to the second quarter of 2026.

Noninterest Expense

Noninterest expense for the third quarter of 2026 totaled $26.3 million, up $1.8 million, or 7%, from the second quarter of 2026. The increase was primarily related to foreclosed assets, net (up $1.7 million), and franchise and shares tax (up $192,000), which were partially offset by a decrease in other expenses (down $155,000) during the third quarter of 2026.

Capital

At September 30, 2026, shareholders’ equity totaled $453.1 million, down $359,000, or less than 1%, compared to $453.5 million at June 30, 2026. The decrease was primarily due to the increase in accumulated other comprehensive loss on available for sale investment securities, which was partially offset by the Company’s earnings of $10.1 million during the third quarter of 2026. Preliminary Tier 1 leverage capital and total risk-based capital ratios were 12.33% and 16.09%, respectively, at September 30, 2026, compared to 12.11% and 15.61%, respectively, at June 30, 2026.

Dividend and Share Repurchases

The Company announces that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.32 per share payable on November 13, 2026, to shareholders of record as of November 2, 2026.

The Company repurchased 350 shares of its common stock during the third quarter of 2026 at an average price per share of $69.34. An additional 382,820 shares remain eligible for purchase under the 2025 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $57.55 and $46.97, respectively, at September 30, 2026.
Conference Call

Executive management will host a conference call to discuss third quarter 2026 results on Tuesday, October 20, 2026 at 10:30 a.m. CDT. Analysts, investors and interested parties may attend the conference call by dialing toll free 1.646.357.8785 (US Local/International) or 1.800.836.8184 (US Toll Free). The investor presentation can be accessed on the day of the presentation on the Home Bancorp, Inc. website at https://home24bank.investorroom.com.

A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation on non-GAAP information included herein to GAAP is presented below.

	Quarter Ended
(dollars in thousands, except per share data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Reported net income	$10,097	$11,615	$11,360	$11,411	$12,357
Add: Core deposit intangible amortization, net tax	165	166	185	203	213
Non-GAAP tangible income	$10,262	$11,781	$11,545	$11,614	$12,570

Total assets	$3,596,367	$3,603,193	$3,554,643	$3,492,626	$3,494,074
Less: Intangible assets	83,304	83,513	83,723	83,957	84,214
Non-GAAP tangible assets	$3,513,063	$3,519,680	$3,470,920	$3,408,669	$3,409,860

Total shareholders’ equity	$453,098	$453,457	$444,410	$435,094	$423,044
Less: Intangible assets	83,304	83,513	83,723	83,957	84,214
Non-GAAP tangible shareholders’ equity	$369,794	$369,944	$360,687	$351,137	$338,830

Return on average equity	8.74%	10.34%	10.41%	10.52%	11.78%
Add: Average intangible assets	2.12	2.54	2.64	2.79	3.24
Non-GAAP return on average tangible common equity	10.86%	12.88%	13.05%	13.31%	15.02%

Common equity ratio	12.60%	12.58%	12.50%	12.46%	12.11%
Less: Intangible assets	2.07	2.07	2.11	2.16	2.17
Non-GAAP tangible common equity ratio	10.53%	10.51%	10.39%	10.30%	9.94%

Book value per share	$57.55	$57.63	$56.73	$55.56	$54.05
Less: Intangible assets	10.58	10.61	10.69	10.72	10.76
Non-GAAP tangible book value per share	$46.97	$47.02	$46.04	$44.84	$43.29

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2025 describes some of these factors, including risk elements in the loan portfolio, risks related to our deposit activities, the level of the allowance for credit losses, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)
(dollars in thousands)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Assets
Cash and cash equivalents	$179,053	$188,224	$223,484	$141,605	$189,324
Investment securities available for sale, at fair value	415,595	408,582	385,729	391,448	383,340
Investment securities held to maturity	—	530	530	1,065	1,065
Mortgage loans held for sale	774	1,566	1,558	1,558	1,932
Loans, net of unearned income	2,774,864	2,778,890	2,728,146	2,744,023	2,705,895
Allowance for loan losses	(34,427)	(33,994)	(33,680)	(33,142)	(32,827)
Total loans, net of allowance for loan losses	2,740,437	2,744,896	2,694,466	2,710,881	2,673,068
Office properties and equipment, net	51,467	51,538	50,502	48,995	45,223
Cash surrender value of bank-owned life insurance	50,426	50,131	49,842	49,557	49,269
Goodwill and core deposit intangibles	83,304	83,513	83,723	83,957	84,214
Accrued interest receivable and other assets	75,311	74,213	64,809	63,560	66,639
Total Assets	$3,596,367	$3,603,193	$3,554,643	$3,492,626	$3,494,074

Liabilities
Deposits	$3,053,500	$3,068,883	$3,026,781	$2,972,806	$2,975,503
Other borrowings	—	—	—	—	5,539
Subordinated debt, net of issuance cost	54,838	54,784	54,729	54,675	54,621
Federal Home Loan Bank advances	—	—	—	3,024	3,059
Accrued interest payable and other liabilities	34,931	26,069	28,723	27,027	32,308
Total Liabilities	3,143,269	3,149,736	3,110,233	3,057,532	3,071,030

Shareholders' Equity
Common stock	79	79	78	78	78
Additional paid-in capital	172,362	171,234	169,995	168,963	168,016
Common stock acquired by benefit plans	(714)	(803)	(893)	(982)	(1,071)
Retained earnings	309,679	302,171	293,554	284,834	275,912
Accumulated other comprehensive loss	(28,308)	(19,224)	(18,324)	(17,799)	(19,891)
Total Shareholders' Equity	453,098	453,457	444,410	435,094	423,044
Total Liabilities and Shareholders' Equity	$3,596,367	$3,603,193	$3,554,643	$3,492,626	$3,494,074

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
Interest Income
Loans, including fees	$45,236	$45,001	$45,607	$133,954	$134,926
Investment securities	3,134	2,804	2,504	8,498	7,764
Other investments and deposits	1,373	1,414	1,111	4,250	2,362
Total interest income	49,743	49,219	49,222	146,702	145,052
Interest Expense
Deposits	12,984	12,569	13,805	37,959	39,569
Other borrowings	—	—	54	—	160
Subordinated debt expense	844	845	845	2,534	2,534
Federal Home Loan Bank advances	—	—	412	7	3,583
Total interest expense	13,828	13,414	15,116	40,500	45,846
Net interest income	35,915	35,805	34,106	106,202	99,206
Provision (reversal) for loan losses	1,019	762	(229)	2,703	654
Net interest income after provision for loan losses	34,896	35,043	34,335	103,499	98,552
Noninterest Income
Service fees and charges	1,512	1,407	1,408	4,356	4,062
Bank card fees	1,773	1,718	1,646	5,085	4,974
Gain on sale of loans, net	154	229	144	613	635
Income from bank-owned life insurance	295	289	288	869	848
(Loss) gain on sale of assets, net	—	(1)	—	(1)	7
Other income	467	277	252	936	937
Total noninterest income	4,201	3,919	3,738	11,858	11,463
Noninterest Expense
Compensation and benefits	15,156	15,036	13,531	43,906	39,505
Occupancy	2,463	2,614	2,544	7,506	7,618
Marketing and advertising	435	522	515	1,451	1,405
Data processing and communication	2,834	2,655	2,556	8,118	7,826
Professional fees	422	417	406	1,240	1,207
Forms, printing and supplies	178	179	175	576	578
Franchise and shares tax	532	340	475	1,212	1,434
Regulatory fees	471	460	459	1,393	1,477
Foreclosed assets, net	2,042	385	377	2,481	1,023
Amortization of acquisition intangible	209	210	268	653	830
Reversal for credit losses on unfunded commitments	—	—	—	—	(970)
Other expenses	1,581	1,736	1,225	5,281	4,584
Total noninterest expense	26,323	24,554	22,531	73,817	66,517
Income before income tax expense	12,774	14,408	15,542	41,540	43,498
Income tax expense	2,677	2,793	3,185	8,468	8,847
Net income	$10,097	$11,615	$12,357	$33,072	$34,651

Earnings per share - basic	$1.30	$1.49	$1.60	$4.26	$4.45

Earnings per share - diluted	$1.28	$1.48	$1.59	$4.21	$4.41

Cash dividends declared per common share	$0.32	$0.31	$0.29	$0.94	$0.83

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	Three Months Ended			Nine Months Ended
(dollars in thousands, except per share data)	9/30/2026	6/30/2026	9/30/2025	9/30/2026	9/30/2025
EARNINGS DATA
Total interest income	$49,743	$49,219	$49,222	$146,702	$145,052
Total interest expense	13,828	13,414	15,116	40,500	45,846
Net interest income	35,915	35,805	34,106	106,202	99,206
Provision for loan losses	1,019	762	(229)	2,703	654
Total noninterest income	4,201	3,919	3,738	11,858	11,463
Total noninterest expense	26,323	24,554	22,531	73,817	66,517
Income tax expense	2,677	2,793	3,185	8,468	8,847
Net income	$10,097	$11,615	$12,357	$33,072	$34,651

AVERAGE BALANCE SHEET DATA
Total assets	$3,588,774	$3,564,832	$3,467,070	$3,562,136	$3,463,833
Total interest-earning assets	3,363,094	3,341,316	3,255,291	3,338,553	3,252,602
Total loans	2,773,575	2,762,370	2,743,695	2,757,008	2,750,985
Total interest-bearing deposits	2,211,365	2,208,807	2,128,540	2,205,625	2,085,330
Total interest-bearing liabilities	2,266,175	2,263,561	2,228,117	2,261,009	2,256,278
Total deposits	3,043,559	3,029,628	2,918,938	3,025,372	2,852,176
Total shareholders' equity	458,174	450,365	416,239	450,440	408,083

PER SHARE DATA
Earnings per share - basic	$1.30	$1.49	$1.60	$4.26	$4.45
Earnings per share - diluted	1.28	1.48	1.59	4.21	4.41
Book value at period end	57.55	57.63	54.05	57.55	54.05
Tangible book value at period end	46.97	47.02	43.29	46.97	43.29
Shares outstanding at period end	7,873,701	7,868,139	7,827,481	7,873,701	7,827,481
Weighted average shares outstanding
Basic	7,795,970	7,768,468	7,712,707	7,768,603	7,789,001
Diluted	7,874,209	7,853,358	7,782,979	7,851,618	7,862,712

SELECTED RATIOS (1)
Return on average assets	1.12%	1.31%	1.41%	1.24%	1.34%
Return on average equity	8.74	10.34	11.78	9.82	11.35
Common equity ratio	12.60	12.58	12.11	12.60	12.11
Efficiency ratio (2)	65.62	61.81	59.54	62.52	60.10
Average equity to average assets	12.77	12.63	12.01	12.65	11.78
Tier 1 leverage capital ratio (3)	12.33	12.11	11.80	12.33	11.80
Total risk-based capital ratio (3)	16.09	15.61	15.24	16.09	15.24
Net interest margin (4)	4.19	4.24	4.10	4.20	4.02

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	10.53%	10.51%	9.94%	10.53%	9.94%
Return on average tangible common equity (6)	10.86	12.88	15.02	12.24	14.59

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Three Months Ended
	9/30/2026			6/30/2026			9/30/2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,773,575	$45,236	6.40%	$2,762,370	$45,001	6.46%	$2,743,695	$45,607	6.53%
Investment securities (TE)(1)	438,596	3,134	2.87	420,771	2,804	2.68	411,889	2,504	2.45
Other interest-earning assets	150,923	1,373	3.61	158,175	1,414	3.59	99,707	1,111	4.42
Total interest-earning assets	$3,363,094	$49,743	5.82%	$3,341,316	$49,219	5.85%	$3,255,291	$49,222	5.95%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,467,688	$6,524	1.76%	$1,471,806	$6,297	1.72%	$1,301,888	$5,783	1.76%
Certificates of deposit	743,677	6,460	3.45	737,001	6,272	3.41	826,652	8,022	3.85
Total interest-bearing deposits	2,211,365	12,984	2.33	2,208,807	12,569	2.28	2,128,540	13,805	2.57
Other borrowings	—	—	—	—	—	—	5,539	54	3.80
Subordinated debt	54,810	844	6.17	54,754	845	6.17	54,593	845	6.19
FHLB advances	—	—	—	—	—	—	39,445	412	4.12
Total interest-bearing liabilities	$2,266,175	$13,828	2.42%	$2,263,561	$13,414	2.38%	$2,228,117	$15,116	2.69%
Noninterest-bearing deposits	$832,194			$820,821			$790,398
Net interest spread (TE)(1)			3.40%			3.47%			3.26%
Net interest margin (TE)(1)			4.19%			4.24%			4.10%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HOME BANCORP, INC. AND SUBSIDIARY
Consolidated Net Interest Margin
(Unaudited)
	Nine Months Ended
	9/30/2026			9/30/2025
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,757,008	$133,954	6.42%	$2,750,985	$134,926	6.49%
Investment securities (TE)(1)	422,340	8,498	2.70	425,915	7,764	2.45
Other interest-earning assets	159,205	4,250	3.57	75,702	2,362	4.17
Total interest-earning assets	$3,338,553	$146,702	5.82%	$3,252,602	$145,052	5.90%
Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,457,177	$18,629	1.71%	$1,301,660	$16,715	1.72%
Certificates of deposit	748,448	19,330	3.45	783,670	22,854	3.90
Total interest-bearing deposits	2,205,625	37,959	2.30	2,085,330	39,569	2.54
Other borrowings	—	—	—	5,550	160	3.84
Subordinated debt	54,755	2,534	6.17	54,540	2,534	6.20
FHLB advances	629	7	1.51	110,858	3,583	4.27
Total interest-bearing liabilities	$2,261,009	$40,500	2.39%	$2,256,278	$45,846	2.71%
Noninterest-bearing deposits	$819,747			$766,846
Net interest spread (TE)(1)			3.43%			3.19%
Net interest margin (TE)(1)			4.20%			4.02%
(1)Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
CREDIT QUALITY (1)
Nonaccrual loans:
One- to four-family first mortgage	$6,792	$6,423	$8,337	$6,531	$6,402
Home equity loans and lines	513	709	542	531	1,008
Commercial real estate	22,354	10,092	10,837	9,011	10,016
Construction and land	4,808	5,277	12,812	15,367	9,847
Multi-family residential	679	1,281	1,281	1,281	973
Commercial and industrial	6,721	2,585	1,945	1,344	1,161
Consumer	19	25	41	46	60
Total nonaccrual loans	$41,886	$26,392	$35,795	$34,111	$29,467
Accruing loans 90 days or more past due	282	32	14	65	55
Total nonperforming loans	42,168	26,424	35,809	34,176	29,522
Foreclosed assets and ORE	11,568	12,786	4,093	1,929	1,384
Total nonperforming assets	$53,736	$39,210	$39,902	$36,105	$30,906

Nonperforming assets to total assets	1.49%	1.09%	1.12%	1.03%	0.88%
Nonperforming loans to total assets	1.17	0.73	1.01	0.98	0.84
Nonperforming loans to total loans	1.52	0.95	1.31	1.25	1.09

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses:
Beginning balance	$33,994	$33,680	$33,142	$32,827	$33,432
Provision (reversal) for loan losses	1,019	762	922	480	(229)
Charge-offs	(653)	(564)	(413)	(189)	(488)
Recoveries	67	116	29	24	112
Net charge-offs	(586)	(448)	(384)	(165)	(376)
Ending balance	$34,427	$33,994	$33,680	$33,142	$32,827

Reserve for unfunded lending commitments(2)
Beginning balance	$1,625	$1,625	$1,625	$1,730	$1,730
Reversal for losses on unfunded lending commitments	—	—	—	(105)	—
Ending balance	$1,625	$1,625	$1,625	$1,625	$1,730
Total allowance for credit losses	36,052	35,619	35,305	34,767	34,557

Total loans	$2,774,864	$2,778,890	$2,728,146	$2,744,023	$2,705,895
Total unfunded commitments	553,656	520,729	533,398	509,331	509,709

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	Three Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025

Allowance for loan losses to nonperforming assets	64.07%	86.70%	84.41%	91.79%	106.22%
Allowance for loan losses to nonperforming loans	81.64	128.65	94.05	96.97	111.20
Allowance for loan losses to total loans	1.24	1.22	1.23	1.21	1.21
Allowance for credit losses to total loans	1.30	1.28	1.29	1.27	1.28

Year-to-date loan charge-offs	$(1,630)	$(977)	$(413)	$(1,363)	$(1,174)
Year-to-date loan recoveries	212	145	29	455	431
Year-to-date net loan charge-offs	$(1,418)	$(832)	$(384)	$(908)	$(743)
Annualized YTD net loan charge-offs to average loans	(0.07)%	(0.06)%	(0.06)%	(0.03)%	(0.04)%
(1)It is our policy to cease accruing interest on loans 90 days or more past due, with certain limited exceptions. Nonperforming assets consist of nonperforming loans, foreclosed assets and surplus real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.
(2)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.